FORM 11-K




(Mark One)
  [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended           December 31, 2001
                          -----------------------------------------------------
                                       OR
  [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                         to
                               ------------------------  -----------------------
Commission file number             1-10312
                      ----------------------------------------------------------




              SYNOVUS FINANCIAL CORP. DIRECTOR STOCK PURCHASE PLAN



                             SYNOVUS FINANCIAL CORP.
                                901 FRONT AVENUE
                                    SUITE 301
                             COLUMBUS, GEORGIA 31901
                                 (706) 649-5220












                                  Exhibit 99.2

                             SYNOVUS FINANCIAL CORP.
                          DIRECTOR STOCK PURCHASE PLAN

                              Financial Statements

                        December 31, 2001, 2000, and 1999

                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report



The Plan Administrator
Synovus Financial Corp. Director
   Stock Purchase Plan:


We have audited the accompanying statements of financial condition of the Synovus Financial Corp. Director Stock Purchase Plan as of December 31, 2001 and 2000 and the related statements of operations and changes in plan equity for each of the years in the three-year period ended December 31, 2001. These financial statements are the responsibility of the Plan's administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Synovus Financial Corp. Director Stock Purchase Plan as of December 31, 2001 and 2000 and the results of its operations and changes in its plan equity for each of the years in the three-year period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.




/s/KPMG LLP


March 1, 2002

                            SYNOVUS FINANCIAL CORP.
                          DIRECTOR STOCK PURCHASE PLAN

                       Statements of Financial Condition

                           December 31, 2001 and 2000

                            Assets                                 2001             2000
                                                              -----------       -----------
Common stock of Synovus Financial Corp. at market value-
 2,466,983 shares (cost $19,655,351) in 2001 and
 2,660,895 shares (cost $17,746,132) in 2000 (note 2)         $61,797,927        71,679,187
Dividends receivable                                              302,722           293,800
                                                              -----------       -----------
                                                              $62,100,649        71,972,987
                                                              ===========       ===========
      Liabilities and Plan Equity

Plan equity (539 and 521 participants in 2001 and 2000,
 respectively)                                                $62,100,649        71,972,987
                                                              ===========       ===========

See accompanying notes to financial statements.

                            SYNOVUS FINANCIAL CORP.
                          DIRECTOR STOCK PURCHASE PLAN

              Statements of Operations and Changes in Plan Equity

                 Years ended December 31, 2001, 2000, and 1999

                                                                  2001          2000          1999
                                                            -----------   -----------     -----------
Dividend income                                             $ 1,260,072     1,223,597       1,273,695
Realized gain on distributions to participants
 (note 5)                                                     7,142,245    11,976,879      10,055,500
Unrealized (depreciation) appreciation of common
 stock of Synovus Financial Corp. (note 4)                  (11,790,479)    5,593,136     (25,581,525)
Contributions (notes 1 and 3):
 Participants                                                 2,154,189     1,894,675       1,804,619
 Synovus Financial Corp. and participating
  subsidiaries                                                1,077,111       946,468         900,536
                                                            -----------   -----------     -----------
                                                               (156,862)   21,634,755     (11,547,175)
Withdrawals by participants - common stock
 of Synovus Financial Corp. at market value
 (356,420 shares in 2001, 977,291 shares
 in 2000, and 653,778 shares in 1999)
 (note 5)                                                    (9,715,476)  (17,933,043)    (13,533,548)
                                                            -----------   -----------     -----------
     (Decrease) increase in Plan
      equity for the year                                    (9,872,338)    3,701,712     (25,080,723)
Plan equity at beginning of year                             71,972,987    68,271,275      93,351,998
                                                            -----------   -----------     -----------
Plan equity at end of year                                  $62,100,649    71,972,987      68,271,275
                                                            ===========   ===========     ===========

See accompanying notes to financial statements.

                             SYNOVUS FINANCIAL CORP.
                          DIRECTOR STOCK PURCHASE PLAN

                          Notes to Financial Statements

                        December 31, 2001, 2000, and 1999




(1)    Description of the Plan

       The Synovus Financial Corp. Director Stock Purchase Plan (the Plan) was implemented as of January 1, 1985. The Plan is designed to enable participating Synovus Financial Corp. (Synovus) and subsidiaries' directors to purchase shares of Synovus common stock at prevailing market prices from contributions made by them and Synovus and participating subsidiaries (the Participating Companies).

       Synovus serves as the Plan administrator. State Street Bank and Trust Company serves as the Plan agent, hereafter referred to as "Agent".

       Any person who currently serves or in the future is elected to serve as a member, advisory member, or emeritus member of the board of directors of any of the Participating Companies is eligible to participate in the Plan. Participants may contribute to the Plan only through cash contributions, automatic transfers of contributions from their designated demand deposit accounts, or a combination thereof. Prior to October 1, 2000, participant contributions could not exceed $1,000 per calendar quarter. Effective October 1, 2000, participant contributions cannot exceed $5,000 per calendar quarter. Matching contributions to the Plan are to be made by the participating companies in an amount equal to one-half of each participant's contribution. All contributions to the Plan vest immediately.

       The Plan provides, among other things, that all expenses of administering the Plan shall be paid by Synovus. Brokers' fees, commissions, postage, and other transaction costs incurred in connection with the purchase in the open market of Synovus common stock under the Plan are included in the cost of such stock to each participant.

       The Plan provides that upon termination of participation in the Plan, each former participant will receive the shares of Synovus common stock held on his behalf by the Agent, together with a check for any fractional share interest and any remaining cash balance. A participant who terminates his participation in the Plan may not reenter the Plan until the expiration of a six-month waiting period.

       Participation in the Plan shall automatically terminate upon termination of a participant's status as a board of directors member whether by death, retirement, resignation, or otherwise.

       Synovus expects to maintain the Plan indefinitely, but reserves the right to terminate or amend the Plan at any time, provided, however, that no termination or amendment shall affect or diminish any participant's right to the benefit of contributions made by him or the Participating Companies prior to the date of such amendment or termination.

       Synovus reserves the right to suspend Participating Company contributions to the Plan if its board of directors feels that Synovus' financial condition warrants such action.

(2)    Summary of Accounting Policies

       The investment in Synovus common stock is stated at market value, which is based on the closing price at year-end obtained by using market quotations on the principal public exchange market for which such security is traded. The December 31, 2001 and 2000 market values were $25.05 and $26.938 per share, respectively.

                                      4                              (Continued)

                             SYNOVUS FINANCIAL CORP.
                          DIRECTOR STOCK PURCHASE PLAN

                          Notes to Financial Statements

                        December 31, 2001, 2000, and 1999


       The realized gain on distributions to participants is determined by computing the difference between the average cost per share and the market value per share at the date of the distribution to the participants.

       Dividend income is accrued on the record date.

       Contributions by participants and Participating Companies, as well as withdrawals, are accounted for on the accrual basis.

       The Plan is not qualified under Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended. The Plan does not provide for income taxes because any income is taxable to the participants. Participants in the Plan must treat as compensation income their pro rata share of contributions made to the Plan by the participating company. Cash dividends paid on Synovus common stock purchased under the Plan will be taxable to the participants on a pro rata basis for Federal and state income tax purposes during the year any such dividend is received by the participant or the Plan. Upon disposition of the Synovus common stock purchased under the Plan, participants must treat any gain or loss as long-term or short-term capital gain or loss depending upon when such disposition occurs.

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.


                                       5                             (Continued)

                            SYNOVUS FINANCIAL CORP.
                          DIRECTOR STOCK PURCHASE PLAN

                         Notes to Financial Statements
                       December 31, 2001, 2000, and 1999

(3) Contributions

    Contributions by Participating Companies and by participants are as follows:

                                               2001                     2000                  1999
                                     -------------------------  ----------------------  ---------------------
  Participating company                 Company    Participants  Company  Participants  Company  Participants
---------------------------------    -----------  -------------  -------  ------------  -------  ------------
  Synovus Financial Corp.             $   168,334     336,667      69,000     138,000      29,500      59,000
  Columbus Bank and Trust Company          88,668     177,332      90,668     181,499     107,838     215,645
  Commercial Bank and Trust
   Company of Troup County                 28,667      57,333      28,667      57,333      29,500      59,000
  Commercial Bank of Thomasville           24,000      48,000      23,000      46,000      21,000      42,000
  Security Bank and Trust Company
   of Albany                               39,000      78,000      38,667      77,333      34,000      68,000
  Sumter Bank and Trust Company            21,000      42,000      22,667      45,333      28,500      57,000
  The Coastal Bank of Georgia              37,834      75,666      37,334      74,666      36,000      72,000
  First State Bank and Trust Company       26,000      52,000      23,000      46,000      19,000      38,000
  Bank of Hazlehurst                       16,000      32,000      13,833      27,667      16,000      32,000
  Cohutta Banking Company                  13,334      26,666      13,333      26,667      12,500      25,000
  Bank of Coweta                           25,500      51,000      25,000      50,000      27,000      54,000
  Citizens Bank and Trust of West Georgia  38,556      77,111      39,334      78,666      40,000      80,000
  First Community Bank of Tifton           21,000      41,999      24,000      48,000      24,000      48,000
  The Quincy State Bank                    27,334      54,666      22,834      45,666      18,000      36,000
  Community Bank & Trust of Southeast
   Alabama                                 16,500      33,000      14,500      29,000      22,500      45,000
  CB&T Bank of Middle Georgia              25,667      51,333      24,778      49,555      26,400      52,800
  First Coast Community Bank               17,834      35,666      17,334      34,666      18,056      36,111
  CB&T Bank of Russell County              12,112      24,222      12,890      25,778      13,332      26,666
  Sea Island Bank                          24,667      49,333      24,945      49,889      20,834      41,666
  Citizens First Bank                      22,834      45,666      23,000      46,000      24,667      49,333
  Athens First Bank and Trust Co.          24,000      48,000      22,500      45,000      15,000      33,000
  Vanguard Bank and Trust                  18,500      37,000      20,000      40,000      20,000      40,000
  Bank of Pensacola                        22,556      45,111      19,833      39,667      18,000      36,000
  First Commercial Bank of Birmingham      24,667      49,333      24,000      48,000      26,000      51,999
  The Bank of Tuscaloosa                   39,000      78,000      36,001      72,000      36,833      73,666
  Sterling Bank                            24,000      47,999      22,500      45,000      22,000      44,000
  First National Bank of Jasper            22,667      45,333      22,278      44,555      18,667      37,334
  First Commercial Bank of Huntsville      25,334      50,666      24,834      49,666      22,056      44,667
  Tallahassee State Bank                   10,000      20,000      10,667      21,333      12,000      24,000
  Peachtree National Bank                  25,000      50,000      26,000      52,000      28,000      56,000
  Citizens Bank of Fort Valley             10,667      21,333      10,667      21,333      11,667      23,333
  The Citizens Bank of Cochran              8,278      16,555       4,055       8,111       4,666       9,333
  Charter Bank and Trust Co.               15,667      31,333      12,000      24,000          --          --
  Citizens & Merchants State Bank          24,500      49,000      23,667      47,333      24,000      48,000
  The National Bank of South Carolina      37,667      75,333      37,000      74,000      38,834      77,666
  Bank of North Georgia                    41,100      82,200      34,167      68,333      30,200      60,400
  Georgia Bank & Trust                      6,667      13,333       5,515      12,626       2,986       6,000
  Synovus Trust Company                     2,000       4,000       2,000       4,000       1,000       2,000
                                      -----------  ------------- --------  ------------  -------  ------------
     Total contributions              $ 1,077,111   2,154,189     946,468   1,894,675     900,536   1,804,619
                                      ===========  ============= ========  ============  =======  ============

                            SYNOVUS FINANCIAL CORP.
                          DIRECTOR STOCK PURCHASE PLAN

                         Notes to Financial Statements

                       December 31, 2001, 2000, and 1999


(4)    Unrealized Appreciation (Depreciation) of Synovus Common Stock

       Changes in unrealized appreciation (depreciation) of Synovus common stock are as follows:

                                                                  2001                  2000                   1999
                                                           -------------------   --------------------   --------------------
      Unrealized appreciation at end of year            $        42,142,576            53,933,055             48,339,919
      Unrealized appreciation at beginning of year               53,933,055            48,339,919             73,921,444
                                                           -------------------   --------------------   --------------------

      Unrealized (depreciation) appreciation for the
          year                                          $       (11,790,479)            5,593,136            (25,581,525)
                                                           ==================    ====================   ====================


(5)    Realized Gain on Withdrawal Distributions to Participants

       The realized gain on withdrawal distributions to participants is summarized as follows:

                                                                  2001                  2000                   1999
                                                           -------------------   --------------------   --------------------
      Market value at date of distribution or
          redemption of shares of Synovus common stock  $         9,715,476            17,933,043             13,533,548
      Less cost (computed on an average cost basis)
          of shares of Synovus common stock
          distributed or redeemed                                 2,573,232             5,956,164              3,478,048
                                                           -------------------   --------------------   --------------------

                                                        $         7,142,245            11,976,879             10,055,500
                                                           ===================   ====================   ====================


                                       7